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                                                             Exhibit 10.3


                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS EMPLOYMENT AGREEMENT, dated as of the 1st day of January, 1997 (the "Agreement"), by and between HEALTH CARE REIT,
INC., a Delaware corporation, (the "Company"), and EDWARD F. LANGE, JR. (the "Executive").

                  WHEREAS, the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive is willing to serve in the employ of the Company for such period upon the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

         1.       EMPLOYMENT
                  ----------

                  The Company hereby agrees to employ the Executive as the Company's Vice President, Chief Financial Officer and Treasurer, upon the terms and conditions herein contained, and the Executive hereby agrees to accept such employment and to serve in such positions, and to perform the duties and functions customarily performed by the Chief Financial Officer of a publicly traded corporation during the term of this Agreement. In such capacity, the Executive shall report only to the Company's Chief Executive Officer ("CEO"), and shall have the powers and responsibilities set forth in Article IV of the Company's By-Laws as well as such additional powers and responsibilities consistent with his position as the CEO may assign to him.

                  Throughout the term of this Agreement, the Executive shall devote his best efforts and all of his business time and services to the business and affairs of the Company.

         2.       TERM OF AGREEMENT
                  -----------------

                  The term of employment under this Agreement shall commence as of January 1, 1997 (the "Effective Date"). The initial term of this Agreement shall be for a period of two (2) years, ending December 31, 1998. Upon the expiration of such initial employment period, the term of employment hereunder shall automatically be extended without further action by the parties for successive two (2) year renewal terms, unless either party shall give at least six (6) months advance written notice to the other of his or its intention that this Agreement shall terminate upon the expiration of the initial term or the current renewal term, as the case may be.



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                  Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement immediately, subject to a continuing obligation to make any payments required under Section 5 below, if the Executive (i) becomes disabled as described in Section 5(b), (ii) is terminated for Cause, as defined in Section 5(c), or (iii) voluntarily terminates his employment before the current term of this Agreement expires, as described in Section 5(d).

         3.       SALARY AND BONUS
                  ----------------

                  The Executive shall receive a base salary during the term of this Agreement at a rate of not less than $170,000 per annum in substantially equal semi-monthly installments. The Compensation Committee of the Board shall consult with the CEO and review the Executive's base salary at annual intervals, and may adjust the Executive's annual base salary from time to time as the Committee deems to be appropriate.

                  The Executive shall also be eligible to receive a bonus from the Company each year during the term of this Agreement, with the actual amount of such bonus to be determined by the Compensation Committee of the Company's Board, using such performance measures as the Committee deems to be appropriate.

         4.       ADDITIONAL COMPENSATION AND BENEFITS
                  ------------------------------------

                  The Executive shall receive the following additional compensation and welfare and fringe benefits:

                  (a) STOCK OPTIONS. The Executive shall be granted nonstatutory stock options with respect to 37,500 shares of common stock, and 2,114 shares of restricted stock, pursuant to the terms of the Company's 1995 Stock Incentive Plan. During the remaining term of the Agreement, any additional stock option or restricted stock awards under the 1995 Stock Incentive Plan shall be at the discretion of the Compensation Committee of the Company's Board.

                  (b) MEDICAL INSURANCE. The Company shall provide the Executive and his dependents with health insurance, life insurance and disability coverage on terms no less favorable than that from time to time made available to other key employees.

                  (c) VACATION. The Executive shall be entitled to up to three weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

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                  (d) BUSINESS EXPENSES. The Company shall reimburse the
         Executive for all reasonable expenses he incurs in promoting the Company's business, including expenses for travel and similar items, upon presentation by the Executive from time to time of an itemized account of such expenditures.

                  In addition to the benefits provided pursuant to the preceding paragraphs of this Section 4, the Executive shall be eligible to participate in such other executive compensation and retirement plans of the Company as are applicable generally to other officers, and in such welfare benefit plans, programs, practices and policies of the Company as are generally applicable to other key employees, unless such participation would duplicate, directly or indirectly, benefits already accorded to the Executive.

         5.       PAYMENTS UPON TERMINATION
                  -------------------------

                  (a) INVOLUNTARY TERMINATION. If the Executive's employment is terminated by the Company during the term of this Agreement, the Executive shall be entitled to receive his base salary accrued through the date of termination, any accrued but unpaid vacation pay, plus any bonuses payable with respect to periods preceding the termination date. The Executive shall also receive any nonforfeitable benefits payable to him under the terms of any deferred compensation, incentive or other benefit plan maintained by the Company, payable in accordance with the terms of the applicable plan.

                  If the termination is neither a termination for Cause as described in paragraph (c) nor a voluntary termination by the Executive as described in paragraph (d), then the Company shall also be obligated to make a series of monthly severance payments to the Executive for each month during the remaining term of this Agreement, but not less than twelve (12) months. Each monthly payment shall be equal to one-twelfth (1/12th) of the sum of (i) the Executive's annual base salary, as in effect on the date of termination, and
(ii) the greater of (A) the annual bonus paid to the Executive for the fiscal year preceding the termination or (B) a minimum bonus equal to thirty-seven and one-half percent (37.5%) of his annual base salary. If the Executive obtains a replacement position with any new employer (including a position as an officer, employee, consultant, or agent, or self-employment as a partner or sole proprietor), the payments shall be reduced by all amounts the Executive receives as compensation for services performed during such period. The Executive shall be under no duty to mitigate the amounts owed to him under this paragraph (a) by seeking such a replacement position.

                  In addition, if the termination is neither a termination for Cause as described in paragraph (c) nor a voluntary termination by the Executive as described in paragraph (d), then:

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                  (i) Any stock option or restricted stock awards granted to the
         Executive under the Company's 1995 Stock Incentive Plan shall become fully vested and, in the case of stock options, exercisable in full;

                  (ii) The Executive shall be provided continued coverage at the Company's expense under any life, medical and disability insurance programs maintained by the Company in which the Executive participated at the time of his termination for the remaining term of the Agreement, but not less than six (6) months, or until, if earlier, the date he obtains comparable coverage from a new employer; and

                  (iii) The Executive may elect, by delivering written notice to the Company within 30 days following such termination of his employment, to receive from the Company a lump sum severance payment in lieu of the monthly severance payments described in the preceding paragraph in an amount equal to the present value of such payments. Such present value shall be calculated using a discount rate equal to the interest rate on 90-day Treasury bills, as reported in the WALL STREET JOURNAL (or similar publication) for the date the election is received by the Company. The Company shall deliver the payment to the Executive, in the form of a bank cashier's check, within 10 business days following the date on which the Company receives written notice of the Executive's election.

                  (b) DISABILITY. The Company shall be entitled to terminate this Agreement, if the Board determines that the Executive has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents the Executive from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Executive shall be entitled to receive his base salary accrued through the date of termination, any accrued but unpaid vacation pay, plus any bonuses payable with respect to periods preceding the termination date. In addition, the Executive shall receive such salary continuation benefits as are provided for in the terms of any long-term disability plan or other disability program or insurance policies maintained for his benefit by the Company.

                  (c) TERMINATION FOR CAUSE. If the Executive's employment is terminated by the Company for Cause, the amount the Executive shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, any accrued but unpaid vacation pay, any bonuses payable with respect to the fiscal year of the Company most recently ended, and any nonforfeitable benefits payable to the Executive under the

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terms of deferred compensation, incentive or other benefit plans maintained by the Company.

                  For purposes of this Agreement, the term "Cause" shall be limited to (i) action by the Executive involving willful disloyalty to the Company, such as embezzlement, fraud, misappropriation of corporate assets or a breach of the covenants set forth in Sections 9 and 10 below; or (ii) the Executive being convicted of a felony; or (iii) the Executive being convicted of any lesser crime or offense committed in connection with the performance of his duties hereunder or involving moral turpitude; or (iv) the intentional and willful failure by the Executive to substantially perform his duties hereunder as directed by the Company's CEO (other than any such failure resulting from the Executive's incapacity due to physical or mental disability) after a demand for substantial performance is made on the Executive by the Board of Directors.

                  (d) VOLUNTARY TERMINATION BY THE EXECUTIVE. If the Executive resigns or otherwise voluntarily terminates his employment before the end of the current term of this Agreement (other than in connection with a Change in Corporate Control, as described in Section 6), the amount the Executive shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, any accrued but unpaid vacation pay, plus any bonuses payable with respect to the fiscal year of the Company most recently ended, and any nonforfeitable benefits payable to the Executive under the terms of any deferred compensation, incentive or other benefit plans of the Company.

                  For purposes of this paragraph, a resignation by the Executive shall not be deemed to be voluntary if the Executive is (1) assigned to a position other than the Vice President, Chief Financial Officer and Treasurer of the Company (other than for Cause or by reason of permanent disability), (2) assigned duties materially inconsistent with such position, or (3) directed to report to anyone other than the Company's CEO.

         6.       EFFECT OF CHANGE IN CORPORATE CONTROL
                  -------------------------------------

                  (a) In the event of a Change in Corporate Control, the vesting of any stock options, restricted stock awards or other incentive-based awards granted to the Executive under the terms of the Company's 1995 Stock Incentive Plan shall be accelerated (to the extent permitted by the terms of such Plan) and such awards shall become immediately vested in full and, in the case of stock options, exercisable in full.

                  (b) If, at any time during the period of twelve (12) consecutive months following the occurrence of a Change in Corporate Control, and during the term of this Agreement, the Executive is involuntarily terminated (other than for Cause) or elects to voluntarily resign his employment, the Executive shall be entitled to receive monthly severance payments for each month

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during the remaining term of this Agreement, but not less than twelve (12)
months. Each monthly payment shall be equal to one-twelfth (1/12th) of the sum of (i) the Executive's annual base salary, as in effect at the time of the Change in Corporate Control, and (ii) the greater of (A) the annual bonus paid to the Executive for the last fiscal year of the Company ending prior to the Change in Corporate Control or (B) a minimum bonus equal to thirty-seven and one-half percent (37.5%) of his annual base salary.

                  (c) If the Executive is involuntarily terminated (other than for Cause) or elects to voluntarily resign his employment within twelve months after a Change in Corporate Control, he may elect, by delivering written notice to the Company within 30 days following such termination of his employment, to receive from the Company a lump sum severance payment in lieu of the monthly payments described in the preceding paragraph. The amount of this payment shall be equal to the present value of the monthly payments described in the preceding paragraph. Such present value shall be calculated using a discount rate equal to the interest rate on 90-day Treasury bills, as reported in the WALL STREET JOURNAL (or similar publication) for the date the election is received by the Company. The Company shall deliver the payment to the Executive, in the form of a bank cashier's check, within 10 business days following the date on which the Company receives written notice of the Executive's election.

                  In addition, if the Executive is involuntarily terminated (other than for Cause) or elects to voluntarily resign his employment within twelve months after a Change in Corporate Control, he shall be entitled to continued coverage at the Company's expense under any life, medical and disability insurance programs maintained by the Company in which the Executive participated at the time of his termination, which coverage shall be continued until the expiration of the current term of the Agreement (but not less than six
(6) months) or (ii) if earlier, the date the Executive obtains comparable coverage under benefit plans maintained by a new employer.

                  (d) For purposes of this Agreement, a "Change in Corporate Control" shall include any of the following events:

         (1) The acquisition in one or more transactions of more than twenty percent (20%) of the Company's outstanding Common Stock (or the equivalent in voting power of any classes or classes of securities of the Company entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

         (2) Any transfer or sale of substantially all of the assets of the Company, or any merger or consolidation of the Company

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         into or with another corporation in which the Company is not the surviving entity;

         (3) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than "Continuing Directors". For this purpose, those persons who were members of the Board of Directors on May 1, 1995, shall be "Continuing Directors". Any person who is nominated for election as a member of the Board after May 1, 1995, shall also be considered a "Continuing Director" for this purpose if, and only if, his or her nomination for election to the Board of Directors is approved or recommended by a majority of the members of the Board (or of the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination; or

         (4) Any person, or group of persons, announces a tender offer for at least twenty percent (20%) of the Company's Common Stock, and the Board of Directors appoints a special committee of the Board to consider the Company's response to such tender offer.

                  (e) Notwithstanding anything else in this Agreement, the amount of severance compensation payable to the Executive as a result of a Change in Corporate Control under this Section 6, or otherwise, shall be limited to the maximum amount the Company would be entitled to deduct pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended.

         7.       DEATH
                  -----

                  If the Executive dies during the term of this Agreement, the Company shall pay to the Executive's estate a lump sum payment equal to the sum of the Executive's base salary accrued through the date of death plus the total unpaid amount of any accrued vacation pay or bonuses earned with respect to the fiscal year of the Company most recently ended. In addition, the death benefits payable by reason of the Executive's death under any retirement, deferred compensation or other employee benefit plan maintained by the Company shall be paid to the beneficiary designated by the Executive, and the stock options or other stock awards held by the Executive under the Company's stock plans shall become fully vested, in accordance with the terms of the applicable plan or plans.

         8.       WITHHOLDING
                  -----------

                   The Company shall, to the extent permitted by law, have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment.

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         9.       PROTECTION OF CONFIDENTIAL INFORMATION
                  --------------------------------------

                  The Executive agrees that he will keep all confidential and proprietary information of the Company or relating to its business confidential, and that he will not (except with the Company's prior written consent), while in the employ of the Company or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a "need to know." The Executive shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of his employment. The foregoing shall not apply to any information which is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

                  The Executive recognizes that because his work for the Company may bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 9 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in the Executive.

         10.      COVENANT NOT TO COMPETE
                  -----------------------

                  The Executive hereby agrees that he will not, either during the Employment Term or during the period of one (1) year from the time the Executive's employment under this Agreement is terminated by him voluntarily, by the Company for Cause, or because the Executive chooses not to extend the term of this Agreement, engage in any business activities on behalf of any enterprise which competes with the Company in the business of the passive ownership of health care facilities, or passive investing in or lending to health care-related enterprises. The Executive will be deemed to be engaged in such competitive business activities if he participates in such a business enterprise as an employee, officer, director, consultant, agent, partner, proprietor, or other participant; provided that the ownership of no more than two percent (2%) of the stock of a publicly traded corporation engaged in a competitive business shall not be deemed to be engaging in competitive business activities.

                  The Executive agrees that he shall not, for a period of one year from the time his employment under this Agreement ceases (for whatever reason), or, if later, during any period in which he is receiving monthly severance payments under Section 5 or Section 6 of this Agreement, solicit any employee or full-time consultant of the Company for the purposes of hiring or retaining such employee or consultant. For this purpose, the Executive shall be considered to be receiving monthly severance payments under Section 6 of this Agreement during any period for which he would have

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received such severance payments had he not elected to receive a lump sum severance payment or had such payments not been offset by compensation received from a successor employer.

         11.      INJUNCTIVE RELIEF
                  -----------------

                  The Executive acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 9 and 10 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the United States District Court for the Northern District of Ohio or in any court in the State of Ohio having subject matter jurisdiction. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

                  It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of the Executive, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

         12.      NOTICES
                  -------

                  All notices or communications hereunder shall be in writing and sent certified or registered mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as such party may designate in writing from time to time):

         IF TO THE COMPANY:

         Health Care REIT, Inc.
         One SeaGate, Suite 1500
         Toledo, OH 43604
         Attention:  Corporate Secretary

         IF TO THE EXECUTIVE:

         Edward F. Lange, Jr.
         One SeaGate, Suite 1500
         Toledo, OH  43604

The actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

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         13.      SEPARABILITY
                  ------------

                  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         14.      ASSIGNMENT
                  ----------

                  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

         15.      ENTIRE AGREEMENT
                  ----------------

                  This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

         16.      GOVERNING LAW
                  -------------

                  This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Ohio, other than the conflict of laws provisions of such laws.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Executive has hereunto set his hand, as of the day and year first above written.

ATTEST:                           HEALTH CARE REIT, INC.

                                  By
------------------------------      ------------------------------
Corporate Secretary                    Chief Executive Officer

WITNESS:                          EXECUTIVE:



------------------------------    --------------------------------
                                         Edward F. Lange, Jr.




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